Exhibit 99.1

PJT Partners Inc. Reports Fourth Quarter and Full Year 2015 Results and

Quarterly Dividend of $0.05 Per Share

Highlights

•	Annual Total Revenues of $406 million for full year 2015 compared to $401 million for 2014
o	Advisory Revenues of $286 million for 2015 compared to $271 million for 2014
o	Placement Revenues of $114 million for 2015 compared to $128 million for 2014
•	GAAP Net Loss of $6.2 million for full year 2015; Adjusted Net Income of $38.1 million ($2.23 per diluted share)
•	Declared quarterly dividend of $0.05 per share

New York, February 11, 2016: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today reported its fourth quarter and full year 2015 results. Total Revenues for the year ended December 31, 2015 were $405.9 million compared with $401.1 million for the year ended December 31, 2014. GAAP Net Loss was $6.2 million for the year ended December 31, 2015 compared with GAAP Net Income of $4.5 million for the year ended December 31, 2014. Adjusted Net Income was $38.1 million for the year ended December 31, 2015 compared with $97.7 million for the year ended December 31, 2014.

The Company’s Total Revenues were $103.8 million for the fourth quarter of 2015 compared with $148.6 million for the prior year fourth quarter. The Company reported $24.9 million of GAAP Net Loss for the fourth quarter of 2015 compared with $53.3 million of GAAP Net Income for the prior year period. Adjusted Net Loss was $11.5 million for the fourth quarter of 2015, down from $89.0 million of Adjusted Net Income from the prior year period.

Adjusted Total Expenses were $364.0 million for the year ended December 31, 2015 compared with $299.6 million for the year ended December 31, 2014, an increase of $64.4 million. Adjusted Compensation and Benefits Expense increased to $278.3 million from $226.2 million in 2014. The increase was primarily due to the Company’s decision to pay in cash the portion of partner discretionary compensation that would have otherwise been paid in deferred equity. Adjusted Non-Compensation Expense was $85.7 million compared with $73.4 million in 2014. The increase in Adjusted Non-Compensation Expense was primarily due to one-time expenses related to the spin-off transaction, with the majority of the one-time expenses incurred in the third quarter of 2015.

Adjusted Pretax Income was $41.9 million for the year ended December 31, 2015 compared with $101.5 million for the year ended December 31, 2014.

Paul J. Taubman, Chairman and Chief Executive Officer, said, “PJT Partners is well on its way in executing its growth strategy and building a leading global advisory-focused firm that can grow in any market environment. During a year of dramatic transformation as we completed the spin-off from Blackstone, we were able to end the year with modest year over year revenue growth and a substantially stronger firm. We continue to focus on attracting best-in-class practitioners with the right experience and skill set to further enhance our capabilities and enable us to better serve our clients. Given the progress we have made in integrating the businesses, expanding our client dialogues and fostering collaboration, we are confident in PJT Partners’ growth prospects for 2016 and beyond and our ability to deliver outstanding returns for our investors.”

The Company’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions on which it advises as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

The financial information and results presented below for the periods prior to October 1, 2015 reflect the historical results of operations of the strategic advisory services, restructuring and reorganization advisory services and Park Hill Group businesses of The Blackstone Group L.P. (“Blackstone”) prior to the formation of PJT Partners. The financial information for those periods discussed below and included in this earnings release may not necessarily reflect what our financial condition, results of operations or cash flows would have been had we been a stand-alone company during such periods or what our financial condition, results of operations and cash flows may be in the future.

GAAP and As Adjusted Financial Data (Unaudited)

The following tables present selected financial data on a GAAP and As Adjusted basis for the three months and years ended December 31, 2015 and 2014.

	Year Ended December 31,
	2015		2014		2015 vs. 2014
	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)	GAAP	As Adjusted
	(Dollars in Thousands)
Revenues
Advisory	$286,014	$286,014	$271,278	$271,278	5%	5%
Placement	114,058	114,058	127,664	127,664	-11%	-11%
Interest Income and Other	5,866	5,866	2,127	2,127	176%	176%
Total Revenues	405,938	405,938	401,069	401,069	1%	1%
Expenses
Compensation and Benefits	315,195	278,271	317,478	226,184	-1%	23%
Non-Compensation	96,679	85,740	76,053	73,400	27%	17%
Total Expenses	411,874	364,011	393,531	299,584	5%	22%
Income (Loss) Before Provision for Taxes	(5,936)	41,927	7,538	101,485	N/M	-59%
Provision for Taxes	239	3,819	3,046	3,814	-92%	0%
Net Income (Loss)	(6,175)	38,108	$4,492	$97,671	N/M	-61%
Net Loss Attributable to Redeemable Non- Controlling Interests	(11,747)	(5,404)
Net Income Attributable to PJT Partners Inc.	$5,572	$43,512
Net Income Per Share of Class A Common Stock (b)
Basic		$2.38
Diluted		$2.23

__________________________

(a)See Appendix for a reconciliation of GAAP to As Adjusted Financial Data.

(b)

Refer to Note (b) to the Reconciliation of GAAP to As Adjusted Financial Information in the Appendix for further explanation of the Adjusted Net Income Per Share calculation for the year ended December 31, 2015.

	Three Months Ended December 31,
	2015		2014		2015 vs. 2014
	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)	GAAP	As Adjusted
	(Dollars in Thousands)
Revenues
Advisory	$64,543	$64,543	$88,366	$88,366	-27%	-27%
Placement	37,959	37,959	60,102	60,102	-37%	-37%
Interest Income and Other	1,320	1,320	130	130	915%	915%
Total Revenues	103,822	103,822	148,598	148,598	-30%	-30%
Expenses
Compensation and Benefits	108,375	93,416	71,877	36,494	51%	156%
Non-Compensation	24,116	21,125	21,893	21,229	10%	-0%
Total Expenses	132,491	114,541	93,770	57,723	41%	98%
Income (Loss) Before Provision (Benefit) for Taxes	(28,669)	(10,719)	54,828	90,875	N/M	N/M
Provision (Benefit) for Taxes	(3,734)	752	1,519	1,897	N/M	-60%
Net Income (Loss)	(24,935)	(11,471)	$53,309	$88,978	N/M	N/M
Net Loss Attributable to Redeemable Non- Controlling Interests	(11,747)	(5,404)
Net Loss Attributable to PJT Partners Inc.	$(13,188)	$(6,067)
Net Loss Per Share of Class A Common Stock — Basic and Diluted	$(0.72)	$(0.33)

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(a)See Appendix for a reconciliation of GAAP to As Adjusted Financial Data.

Revenues

For the year ended December 31, 2015, Total Revenues were $405.9 million compared with $401.1 million for the year ended December 31, 2014, an increase of 1%. Advisory Revenues were $286.0 million for the year ended December 31, 2015 compared with $271.3 million for the year ended December 31, 2014, an increase of 5%. The increase was primarily driven by significant realizations on a number of merger and acquisition transactions that closed during the year. Placement Revenues were $114.1 million for the year ended December 31, 2015 compared with $127.7 million for the year ended December 31, 2014, a decrease of 11%. The decrease was primarily due to a decrease in corporate private placement revenues, partially offset by an increase in fund placement revenues.

For the fourth quarter of 2015, Total Revenues were $103.8 million compared with $148.6 million for the fourth quarter of 2014, a decrease of 30%. Advisory Revenues were $64.5 million for the fourth quarter of 2015 compared with $88.4 million for the fourth quarter of 2014, a decrease of 27%. The decrease in Advisory Revenues was primarily driven by a decrease in the number and size of transactions that closed during the quarter. Placement Revenues were $38.0 million in the fourth quarter of 2015 compared with $60.1 million in the fourth quarter of 2014, a decrease of 37%. The decrease in Placement Revenues was primarily due to a decrease in the number and size of transactions closed during the quarter.

Expenses

The following tables set forth information relating to the Company’s expenses:

	Year Ended December 31,
	2015		2014
	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)
	(Dollars in Thousands)
Expenses
Compensation and Benefits	$315,195	$278,271	$317,478	$226,184
% of Revenues	78%	69%	79%	56%
Non-Compensation	$96,679	$85,740	$76,053	$73,400
% of Revenues	24%	21%	19%	18%
Total Expenses	$411,874	$364,011	$393,531	$299,584
% of Revenues	101%	90%	98%	75%
Income (Loss) Before Provision for Taxes	$(5,936)	$41,927	$7,538	$101,485
% of Revenues	-1%	10%	2%	25%

__________________________

(a) See Appendix for a reconciliation of GAAP to As Adjusted Financial Data.

	Three Months Ended December 31,
	2015		2014
	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)
	(Dollars in Thousands)
Expenses
Compensation and Benefits	$108,375	$93,416	$71,877	$36,494
% of Revenues	104%	90%	48%	25%
Non-Compensation	$24,116	$21,125	$21,893	$21,229
% of Revenues	23%	20%	15%	14%
Total Expenses	$132,491	$114,541	$93,770	$57,723
% of Revenues	128%	110%	63%	39%
Income (Loss) Before Provision for Taxes	$(28,669)	$(10,719)	$54,828	$90,875
% of Revenues	-28%	-10%	37%	61%

__________________________

(a) See Appendix for a reconciliation of GAAP to As Adjusted Financial Data.

Adjusted Compensation and Benefits Expense was $278.3 million for the year ended December 31, 2015, or 69% of revenues, compared to $226.2 million for the year ended December 31, 2014, or 56% of revenues. Adjusted Compensation and Benefits Expense was $93.4 million for the fourth quarter of 2015, or 90% of revenues, compared to $36.5 million for the fourth quarter of 2014, or 25% of revenues. The overall increase in Adjusted Compensation and Benefits Expense during 2015 compared to 2014 was primarily due to the Company’s decision to pay in cash the portion of partner discretionary compensation that would have otherwise been paid in deferred equity. The cash component of the discretionary compensation that replaced the equity awards was expensed in 2015.

Adjusted Non-Compensation Expense increased during the year ended December 31, 2015 compared to the year ended December 31, 2014 primarily due to costs incurred in connection with the spin-off from Blackstone, including the build-out of our corporate infrastructure. The majority of the one-time expenses were incurred in the third quarter of 2015. Professional Fees increased due to an increase in legal and other professional services expense incurred in connection with the spin-off. Occupancy and Related expense increased primarily due to the continuation of rent expense in previous office locations during the period of transition into new office locations in

New York, London and Hong Kong. Adjusted Non-Compensation Expense remained flat during the three months ended December 31, 2015 compared to the three months ended December 31, 2014.

Provision for Income Taxes

Prior to October 1, 2015, the Company’s operations were included in Blackstone subsidiaries’ U.S. Federal, state and foreign tax returns. As a stand-alone entity, the Company’s deferred taxes and effective tax rate may differ from those in historical periods.

The GAAP provision for income taxes was $0.2 million for the year ended December 31, 2015 compared to $3.0 million for the year ended December 31, 2014. The effective tax rate for the year ended December 31, 2015 was -4.0% compared to 40.4% for the year ended December 31, 2014. The effective tax rate decreased in the year ended December 31, 2015 compared to the year ended December 31, 2014 primarily due to the Company’s new entity structure on October 1, 2015 as a publicly traded corporation and the tax benefit recorded with respect to the operating loss incurred during the three months ended December 31, 2015.

The GAAP benefit for income taxes was $3.7 million for the fourth quarter of 2015 compared to a provision for income taxes of $1.5 million for the fourth quarter of 2014. The effective tax rate for the fourth quarter of 2015 was 13.0% compared to 2.8% for the fourth quarter of 2014. The effective tax rate increased in the fourth quarter of 2015 compared to the fourth quarter of 2014 primarily due to federal and state income tax benefits accrued for the Company as a publicly traded corporation (effective October 1, 2015).

Capital Management and Balance Sheet

As of December 31, 2015, the Company held cash and cash equivalents of $82.3 million and there was no debt on the balance sheet.

Dividend

On February 9, 2016, the Board of Directors of PJT Partners Inc. declared a quarterly dividend of $0.05 per share of Class A common stock. The dividend will be paid on March 23, 2016 to Class A common stockholders of record on March 9, 2016.

Quarterly Investor Call Details

PJT Partners will host a conference call on February 11, 2016 at 8:30 a.m. ET to discuss fourth quarter results. The conference call can be accessed via the internet on www.pjtpartners.com or by dialing +1 (877) 703-6108 (U.S. domestic) or +1 (857) 244‑7307 (international), passcode 934 979 77#. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com or by dialing +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), passcode 346 737 23#.

About PJT Partners

PJT Partners is a global advisory-focused investment bank. Our team of senior professionals delivers a wide array of strategic advisory, restructuring and reorganization and fund placement and secondary advisory services to corporations, financial sponsors, institutional investors and governments around the world. We offer a balanced portfolio of advisory services designed to help our clients realize major corporate milestones. We also provide, through Park Hill Group, fund placement and secondary advisory services for alternative investment managers, including private equity funds, real estate funds and hedge funds. To learn more about PJT Partners, please visit the company’s website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-

looking statements include the information concerning PJT Partners’ results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in such forward-looking statements. You should not put undue reliance on any forward-looking statements contained herein. PJT Partners undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

The risk factors discussed in the “Risk Factors” section of PJT Partners’ Information Statement, as filed with the Securities and Exchange Commission on September 2, 2015, as well as the other filings of PJT Partners with the Securities and Exchange Commission, could cause the results of PJT Partners to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that PJT Partners is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the results of PJT Partners to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

Adjusted Net Income (Loss)

We believe Adjusted Net Income (Loss) is a key performance measure of value creation, a benchmark of performance and a key indicator in making resource allocation and compensation decisions. We believe that the Adjusted Net Income (Loss) measure, and adjustments thereto, when presented in conjunction with comparable GAAP measures, is useful to investors to understand the Company’s operating results by removing the significant accounting impact of equity-based compensation charges and amortization of intangible assets associated with Blackstone’s initial public offering (“IPO”) and the acquisition of PJT Capital LP. Additionally, for periods after October 1, 2015, the transactional equity-based compensation adjustment includes Partnership Units in PJT Partners Holdings LP with both time- and performance-based vesting conditions and retention awards granted in connection with the spin-off. This measure should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Adjusted Net Income (Loss) is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Net Income (Loss). A reconciliation of GAAP results to Adjusted Net Income (Loss) is presented in the Appendix.

In the interest of limiting the adjustments to GAAP results reflected in Adjusted Net Income (Loss) to only the most significant items, the Company amended its definition of Adjusted Net Income (Loss) in the third quarter of 2015 to no longer exclude transaction-related expenses associated with the spin-off. Adjusted Net Income (Loss) amounts presented for prior periods have been conformed to this presentation.

Adjusted Compensation and Benefits Expense

We believe Adjusted Compensation and Benefits Expense is a key performance measure in making resource allocation and compensation decisions. We believe that Adjusted Compensation and Benefits Expense, when presented in conjunction with comparable GAAP measures, is useful to investors to understand the Company’s overall compensation expense by removing the significant accounting impact of equity-based compensation charges. This measure should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Adjusted Compensation and Benefits Expense is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Compensation and Benefits Expense. A reconciliation of GAAP Compensation and Benefits Expense to Adjusted Compensation and Benefits Expense is presented in the Appendix.

Adjusted Non-Compensation Expense

We believe Adjusted Non-Compensation Expense is a key performance measure in making resource allocation decisions. We believe that Adjusted Non-Compensation Expense, when presented in conjunction with comparable GAAP measures, is useful to investors to understand the Company’s non-compensation expenses by removing the significant accounting impact of amortization expense associated with intangible assets associated with Blackstone’s IPO and the acquisition of PJT Capital LP. This measure should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Adjusted Non-Compensation Expense is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Non-Compensation Expense, which is comprised of all expense financial statement captions except Compensation and Benefits Expense. A reconciliation of GAAP Non-Compensation Expense to Adjusted Non-Compensation Expense is presented in the Appendix.

Investor Relations Contact

Sharon Pearson

PJT Partners Inc.

Tel: +1 (212) 364-7120

pearson@pjtpartners.com

Media Contact

Steve Frankel / Jonathan Keehner / Julie Oakes

Joele Frank, Wilkinson Brimmer Katcher

Tel: +1 (212) 355-4449

Appendix

GAAP Consolidated and Combined Statements of Operations (unaudited)

Reconciliation of GAAP to As Adjusted Financial Data (unaudited)

PJT Partners Inc.

GAAP Consolidated and Combined Statements of Operations (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(Dollars in Thousands)
Revenues
Advisory	$64,543	$88,366	$286,014	$271,278
Placement	37,959	60,102	114,058	127,664
Interest Income and Other	1,320	130	5,866	2,127
Total Revenues	103,822	148,598	405,938	401,069
Expenses
Compensation and Benefits	108,375	71,877	315,195	317,478
Occupancy and Related	8,099	6,910	32,682	25,601
Travel and Related	3,694	4,704	14,082	13,382
Professional Fees	5,534	3,340	19,814	10,837
Communications and Information Services	1,631	2,027	7,622	7,048
Depreciation and Amortization	4,027	1,679	14,872	7,773
Other Expenses	1,131	3,233	7,607	11,412
Total Expenses	132,491	93,770	411,874	393,531
Income (Loss) Before Provision (Benefit) for Taxes	(28,669)	54,828	(5,936)	7,538
Provision (Benefit) for Taxes	(3,734)	1,519	239	3,046
Net Income (Loss)	(24,935)	$53,309	(6,175)	$4,492
Net Loss Attributable to Redeemable Non-Controlling Interests	(11,747)		(11,747)
Net Income (Loss) Attributable to PJT Partners Inc.	$(13,188)		$5,572
Net Loss Per Share of Class A Common Stock — Basic and Diluted	$(0.72)
Weighted-Average Shares of Class A Common Stock Outstanding — Basic and Diluted	18,258,174

PJT Partners Inc.

Reconciliation of GAAP to As Adjusted Financial Data (unaudited)

	Three Months Ended December 31, 2015			Year Ended December 31, 2015
	GAAP	Transactional Adjustments (a)	As Adjusted	GAAP	Transactional Adjustments (a)	As Adjusted (b)
	(Dollars in Thousands)

Revenues	$103,822	$—	$103,822	$405,938	$—	$405,938
Expenses
Compensation and Benefits	108,375	(14,959)	93,416	315,195	(36,924)	278,271
Non-Compensation	24,116	(2,991)	21,125	96,679	(10,939)	85,740
Total Expenses	132,491	(17,950)	114,541	411,874	(47,863)	364,011
Income (Loss) Before Provision (Benefit) for Taxes	(28,669)	17,950	(10,719)	(5,936)	47,863	41,927
Provision (Benefit) for Taxes	(3,734)	4,486	752	239	3,580	3,819
Net Income (Loss)	(24,935)	13,464	(11,471)	(6,175)	44,283	38,108
Net Loss Attributable to Redeemable Non-Controlling Interests	(11,747)	6,343	(5,404)	(11,747)	6,343	(5,404)
Net Income (Loss) Attributable to PJT Partners Inc.	$(13,188)	$7,121	$(6,067)	$5,572	$37,940	$43,512
Net Income (Loss) Per Share of Class A Common Stock
Basic	$(0.72)		$(0.33)			$2.38
Diluted	$(0.72)		$(0.33)			$2.23
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	18,258,174		18,258,174			18,258,174
Diluted	18,258,174		18,258,174			19,392,629

	Three Months Ended December 31, 2014			Year Ended December 31, 2014
	GAAP	Transactional Adjustments (a)	As Adjusted	GAAP	Transactional Adjustments (a)	As Adjusted
	(Dollars in Thousands)

Revenues	$148,598	$—	$148,598	$401,069	$—	$401,069
Expenses
Compensation and Benefits	71,877	(35,383)	36,494	317,478	(91,294)	226,184
Non-Compensation	21,893	(664)	21,229	76,053	(2,653)	73,400
Total Expenses	93,770	(36,047)	57,723	393,531	(93,947)	299,584
Income Before Provision for Taxes	54,828	36,047	90,875	7,538	93,947	101,485
Provision for Taxes	1,519	378	1,897	3,046	768	3,814
Net Income	$53,309	$35,669	$88,978	$4,492	$93,179	$97,671

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(a)

This adjustment adds back certain transactional amounts related to Blackstone’s IPO in 2007 and the spin-off from Blackstone on October 1, 2015. The adjustment to Compensation and Benefits relates principally to equity-based compensation charges. An adjustment has been made for equity-based compensation charges associated with the vesting during the periods presented of awards granted in connection with the Blackstone IPO in 2007 and severance incurred in connection with the spin-off. Additionally, for periods after October 1, 2015, the transactional equity-based compensation adjustment includes Partnership Units with both time- and performance-based vesting conditions and retention awards granted in connection with the spin-off. This adjustment also adds back to Non-Compensation Expense amounts for the amortization of intangible assets which are associated with Blackstone’s IPO, amortization related to intangible assets identified in connection with the acquisition of PJT Capital LP on October 1, 2015, and the non-recurring non-cash charge associated with the impairment of certain intangible assets during the third quarter of 2015. An adjustment is also made such that taxes represent the total GAAP tax provision adjusted to include only the current tax provision calculated on Income (Loss) Before Provision for Taxes.

(b)

Adjusted Net Income Per Share for full year 2015 has been hypothetically calculated on the assumption that the basic and diluted shares of Class A common stock outstanding as of December 31, 2015 were in existence for the full year.

The following table provides a reconciliation between shares of Class A common stock outstanding at December 31, 2015 to Fully Diluted Shares Outstanding, assuming that all Partnership Units in PJT Partners Holdings LP were converted to shares of Class A common stock:

Shares of Class A Common Stock Outstanding	17,966,456
Unvested Restricted Stock Units — No Service Requirement	291,718
Basic Shares Outstanding, GAAP	18,258,174
Participating Restricted Stock Units	511,139
Dilution Impact — Treasury Method (a)	623,316
Diluted Shares Outstanding, GAAP	19,392,629
Partnership Units (b)	16,005,122
Fully Diluted Shares Outstanding	35,397,751

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(a)	Represents amount of dilutive shares calculated under the treasury method of the 4.5 million unvested, non-participating restricted stock units that have a remaining service requirement.
(b)	Excluded from Fully Diluted Shares Outstanding are 6.5 million unvested Partnership Units in PJT Partners Holdings LP that have yet to satisfy performance vesting conditions.